EMPLOYMENT AGREEMENT

AGREEMENT dated as of the 1st day of March 2007, between SCORES HOLDING COMPANY, INC., a Utah corporation with its principal place of business at 533-535 West 27th Street, New York, New York 10001 ("EMPLOYER") and ALEXANDER AMORIELLO an individual whose address is 21-32 Croton Lake Road, Katonah, New York 10536 (the "Employee").

WITNESSETH

WHEREAS, EMPLOYER is in the business of licensing the right to use the Scores name or other intellectual property owned by EMPLOYER to adult entertainment nightclubs owned by third parties and affiliates; and

WHEREAS, Employee is willing to serve as President and Chief Executive Officer for EMPLOYER and EMPLOYER seeks to engage Employee on the terms and conditions set forth below; and

NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. EMPLOYMENT. EMPLOYER hereby employs Employee and Employee accepts employment upon the terms and conditions of this Agreement. In addition to his other duties, Employee shall be primarily responsible for EMPLOYER's licensing program.

2. TERM. EMPLOYER hereby employs Employee and Employee hereby accepts employment for a term commencing on the date hereof (the "Commencement Date"), and expiring on the anniversary of the date of this Agreement, unless sooner terminated as hereinafter provided (the "Employment Period"). This Agreement shall be self-renewing each year except as otherwise provided herein, Employee may unilaterally terminate this Agreement at any time, upon providing EMPLOYER with sixty (60) days prior written notice. The Agreement shall self-renew for additional one-year periods at the termination of each year unless EMPLOYER shall give Employee 60 days notice of EMPLOYER's intention to terminate at the end of any one-year period. In the event EMPLOYER terminates this Agreement without cause, Employee shall receive a termination payment equal to 25% of the compensation received by Employee during the last full year of employment hereunder. If EMPLOYER elects to terminate Employee at the end of the first year of this Agreement, EMPLOYER will owe Employee a termination payment of $35,000.

3. EMPLOYMENT AND DUTIES.

3.1 Title. Employee is employed in the capacity of President and Chief Executive Officer.

3.2 Duties and Responsibilities. The services to be rendered by Employee pursuant to this Agreement shall consist of such services as defined and directed by EMPLOYER's board of directors as are consistent with executive employment. Employee agrees to perform such services with great diligence and care. Employee shall report to the Chairman of the Board.

3.3 Observance of Rules and Regulations. Employee agrees to observe and comply with the rules and regulations of EMPLOYER with respect to the performance of his duties as may be duly enacted from time to time after consultation with Employee.

4. Compensation; Benefits and Expenses

4.1 Base Salary. As compensation for the services to be rendered hereunder, EMPLOYER shall pay to Employee a base annual salary (the "Base Salary") of $125,000 payable in equal monthly installments.

4.2 Other Benefits. After one year, Employee shall also be eligible to participate in any benefit programs of EMPLOYER, including but not limited to pension, insurance or other supplemental or special compensation plans or arrangements. After one year, Employee shall be provided with a family policy of health insurance including medical/hospital and prescription drug benefit at EMPLOYER'S expense for the remainder of the term of this agreement. Employee shall also be eligible to receive a performance based bonus as approved and authorized by EMPLOYER's board of directors. After one year, Employee shall receive, upon employment, an option to purchase one percent (1%) of the EMPLOYER's stock, fully diluted, at a price equal to the current price on the commencement date of this agreement. [the price needs to be discussed]

4.3 Reimbursement of Expenses. In accordance with the policies of EMPLOYER, EMPLOYER shall reimburse the Employee for his reasonable business expenses incurred by him for or on behalf of the EMPLOYER in furtherance of the performance of his duties hereunder. Such reimbursement shall be subject to receipt by the EMPLOYER from the Employee of an itemized accounting therefore, together with such vouchers and other reasonable verifications as the EMPLOYER shall require to satisfactorily evidence such expenses, and such policies as the EMPLOYER shall establish from time to time.

5. DISABILITY OR DEATH OF EMPLOYEE.

5.1 Employee or his estate shall be entitled to all accrued but unpaid Base Salary and other benefits due to Employee through the date of death or disability.

6. TERMINATION.

6.1 Termination By EMPLOYER For Cause. Notwithstanding anything to the contrary in this Agreement, EMPLOYER shall have the right, subject to this Section 6, to terminate this Agreement "for cause", by giving Employee seven (7) days prior written notice to that effect, and Employee's right to further compensation and benefits hereunder, shall then immediately cease. Any termination by EMPLOYER under this paragraph "for cause" shall be without prejudice to Employee's right to receive all compensation and benefits owed to him through the effective date of termination. As used herein and throughout this Agreement, the term "for cause" shall mean (i) commission of a material willful act of dishonesty in the course of Employee's duties hereunder, (ii) a material breach of this Agreement that is not cured within 30 days of receipt of notice thereof, or (iii) Employee's conviction of a criminal offense or crime constituting a felony or conviction in respect to any act involving fraud, dishonesty or moral turpitude resulting in detriment to EMPLOYER or reflecting upon EMPLOYER's integrity (other than traffic infractions or similar minor offenses).

6.2 Termination By Employee Other Than For Good Reason. In the event Employee terminates this Agreement without Good Reason (as defined in Section 6.3 hereof), Employee's rights to further compensation and benefits, hereunder shall then immediately cease. Employee must give EMPLOYER a minimum of 60 days prior written notice to effect such a termination.

6.3 Termination by Employee for Good Reason or Termination BY EMPLOYER without Cause.

(i) In the event Employee terminates this Agreement for "Good Reason" or EMPLOYER terminates this Agreement without cause, including a change of control, Employee will receive a $125,000 termination fee plus any previously un-reimbursed expenses.

(a) "Change of Control" for purposes hereof shall mean:

(a,i) a merger, combination, reorganization or consolidation of EMPLOYER with or into another entity, in which the entity by way of clause (a,i) obtains a majority (greater than 50%) of EMPLOYER stock

(a.ii) the sale, transfer, or other disposition of all or substantially all of the properties, assets or business of EMPLOYER

(ii) Employee shall have the right to terminate this Agreement and his employment hereunder for "Good Reason" if (A) Employee shall have given EMPLOYER prior written notice of the reason therefore, (B) such notice shall have been given to EMPLOYER within fifteen (15) days after Employee is notified or otherwise first learns of the event constituting "Good Reason," and (C) a period of fifteen (15) days following receipt by EMPLOYER of such notice shall have lapsed and the matters which constitute or give rise to such "Good Reason" shall not have been cured or eliminated within such fifteen (15) day period, such period shall be extended up to forty-five (45) days, provided that EMPLOYER shall take and diligently pursue during such period such action necessary to cure or eliminate such matters. In the event EMPLOYER shall not take such action within such period, employee may send another notice to EMPLOYER electing to terminate his employment hereunder and, in such event, Employee's employment hereunder shall terminate and the effective date of such termination shall be the 30 days after EMPLOYER shall have received such notice.

(iii) For the purpose of this Agreement, "Good Reason" shall mean the occurrence of any of the following without Employee's prior written consent:

(1) Requiring Employee to engage in an illegal act, or an act which is inconsistent with prior practices of EMPLOYER and which could reasonably be deemed to be materially damaging or detrimental to Employee;

(2) A default by EMPLOYER in the payment of any material sum or the provision of any material benefit due to Employee pursuant to this Agreement;

(3) The failure of EMPLOYER to obtain the assumption of this Agreement by any successor to substantially all of the assets or business of EMPLOYER; or

(4) Any material breach by EMPLOYER of any provision of this Agreement which is not corrected by EMPLOYER or, if the breach cannot be corrected, as to which EMPLOYER fails to pay to Employee reasonable compensation for such breach, within 60 days following receipt by EMPLOYER of written notice from Employee specifying the nature of such breach.

7. CONFIDENTIALITY. Employee agrees that all confidential and proprietary information relating to the business of EMPLOYER shall be kept and treated as confidential both during and after the term of this Agreement, except as may be permitted in writing by EMPLOYER's Board of Directors or as such information is within the public domain or comes within the public domain without any breach of this Agreement.

8. ASSUMPTION OF INSURANCE POLICY. In the event this Agreement is terminated by EMPLOYER without cause or by Employee for Good Reason, Employee shall have the right, if exercised by Employee in writing within 30 days of such termination, to have any Life and/or disability insurance policies which may have been obtained by the EMPLOYER on Employee listing EMPLOYER as the beneficiary transferred to Employee by EMPLOYER without payment by Employee, and to make Employee the beneficiary thereof.

9. INDEMNIFICATION. EMPLOYER and Employee shall indemnify the other party for any losses, damages, liabilities, judgments, claims, costs, penalties and expenses incurred by such other party (including without limitation costs and reasonable attorneys' fees and costs), resulting from the indemnifying party's failure to perform any of their obligations contained in this Agreement. EMPLOYER shall indemnify Employee against any liabilities incurred by him in connection with any proceeding to which he is made a party as the result of his employment by EMPLOYER or the performance of his duties hereunder unless such liability results from Employee's gross negligence or misconduct in the performance

of such duties. EMPLOYER shall obtain and keep in force a policy of Director and Officer's liability insurance providing broad coverage for Employee against claims and legal expense resulting from his employment.

10. VACATION. Employee shall be entitled to three (3) weeks of paid vacation time per contract year.

11. GOVERNING LAW. This Agreement shall be governed by the internal laws of the State of New York. Any action to enforce any term hereof shall be brought exclusively within the state or federal courts of New York, New York to which jurisdiction and venue all parties hereby submit themselves.

12. BINDING EFFECT. Except as otherwise herein expressly provided, this Agreement shall be binding upon, and shall inure to the benefit of the parties hereto, their respective heirs, legal representatives, successors and assigns.

13. NOTICES. All notices, designations, consents, offers, acceptances, waivers or any other communication provided for herein, or required hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, overnight courier, or delivered by hand.

The notices shall be addressed as follows:

If to Employee: to the address set forth above

If to EMPLOYER: to the address set forth above

or to such other address as a party hereto may notify the other pursuant to this Section.

14. ADDITIONAL DOCUMENTS. Each of the parties hereto agrees to execute and deliver, without cost or expense to any other party, any and all such further instruments or documents and to take any and all such further action reasonably requested by such other of the parties hereto as may be necessary or convenient in order to effectuate this Agreement and the intents and purposes thereof

15. COUNTERPARTS. This Agreement and any amendments hereto may be executed in two (2) or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument, binding on the parties and the signature of any party to any counterpart shall be deemed a signature to, and may be appended to, any other counterpart.

16. ENTIRE AGREEMENT. This Agreement contains the sole and entire agreement and understanding of the parties and supersedes any and all prior agreements, discussions, negotiations, commitments and understandings among the parties hereto with respect to the subject matter hereof. There are no representations, agreements, arrangements or understandings, oral or written, between or among the parties concerning the subject matter hereto, which are not fully expressed herein or in any supplemental written agreements of even or subsequent date hereof

17. SEVERABILITY. If any provision of this Agreement, or the application thereof to any person or circumstances, shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby, but rather shall be enforced to the greatest extent permitted by law.

18. MODIFICATION. This Agreement cannot be changed, modified or discharged orally, but only if consented to in writing by both parties.

19. CONTRACT HEADINGS. All headings of the Sections of this Agreement have been inserted for convenience of reference only, are not to be considered a part of this Agreement, and shall in no way affect the interpretation of any of the provisions of this Agreement.

20. WAIVER. Failure to insist upon strict compliance with any of the terms, covenants, or conditions hereof shall not be deemed a waiver of such term, covenant, or condition, nor shall any waiver or relinquishment of any right or power hereunder at any one time or more times be deemed a waiver or relinquishment of such right or power at any other time or times.

21. REPRESENTATION OF EMPLOYEE. Employee, with the full knowledge that EMPLOYER is relying thereon, represents and warrants that he has not made any commitment inconsistent with the provisions hereof and that he is not under any disability which would prevent him from entering into this Agreement and performing all of his obligations hereunder.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

SCORES HOLDING COMPANY, INC.

By: [signature]

Name: Curtis Smith
Title: Chief Financial Officer

EMPLOYEE

By: [signature]

Name: ALEX AMORIELLO